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EXHIBIT 10.56

































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AMENDMENT AND SETTLEMENT AGREEMENT



		This AMENDMENT AND SETTLEMENT
AGREEMENT (this "Agreement" made as of the 20th day of March
1996, between Harman International Industries, having an address at 8500 Balboa Boulevard, Northridge, California 91329 U.S.A., and
Roland Becker ("Shareholder One"), an individual residing in Courtedoux, Switzerland, and Becker Holding S.A. ("Shareholder Three"), a societe anonyme organized under the laws of Switzerland and having an address in Courtedoux, Switzerland (Shareholder One and Shareholder Three are referred to collectively as the "Sellers").

Capitalized terms used and not defined herein shall have the same meaning as indicated in the notarial Share Purchase Agreement (the "SPA") dated February 16, 1995, between the Purchaser and the Sellers.


RECITALS

A.	The Sellers and Purchaser entered into the SPA on February 16,
1995.

B.	The Sellers and Purchaser desire to amend the SPA and settle certain claims that have arisen or may arise out of the SPA.



NOW THEREFORE, the parties to this agreement agree as follows:

1.	Payments in Settlement of Claims.  (a)  In full settlement of all claims that any Seller may have against Purchaser or, other than the Unwaived Claims (as hereinafter defined), that Purchaser may have against the Sellers arising out of the SPA, Purchaser shall deliver to Shareholder One the following:


March 20, 1996
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	(i)	220,000 shares of the Harman Stock (the "Stock
Payment"); and

	(ii)	DM 10,873,000 (Deutsche Mark 10,873,000) (the "Cash
		Consideration").

	(b)	Purchaser shall make the Stock Payment and transfer the
Cash Consideration to Shareholder One within ten (10) Business Days of the date of this Agreement.

	(c)	For purposes of this Agreement, "Unwaived Claims"
shall mean any and all claims arising now or in the future out of paragraph 1 of Sections 5.3(a) (Release and Waiver Authority), 3.2 (Capital), 5.8 (Non-Competition), 5.10 (Becker Name) and 5.11 (Confidentiality) of the SPA. The sections in the SPA relating to the Unwaived Claims shall remain in full force and effect including the indemnification provisions contained in Article 6 of the SPA with respect to such sections.

2.	Waiver of Claims. 	(a)  Conditioned only upon payment of
the Stock Payment and transfer of the Cash Consideration by Purchaser to Shareholder One, each of the Sellers hereby unconditionally and irrevocably waives any claims they may now or in the future have against any indemnified Purchaser arising out of the SPA or arising out of facts or circumstances existing prior to the execution of this Agreement.

	(b) 	Conditioned only upon payment of the Stock Payment
and delivery of the Cash Consideration by Purchaser to Shareholder One and subject to the provisions of this Agreement with respect to Unwaived Claims, Purchaser, on behalf of itself and each Indemnified Purchaser, hereby unconditionally and irrevocably waives any claims arising out of the SPA that Purchaser or such Indemnified Purchaser may now or in the future have against Sellers.

3.	Miscellaneous.  The provision of Sections 7.1 through Section
7.10 of the SPA shall apply to this Agreement as if set forth herein.



March 20, 1996
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		IN WITNESS WHEREOF, the parties to this Agreement
have executed this Agreement as of the date first set forth above.


HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED



   /s/ Sidney Harman
- --------------------------------------------
By:	Sidney Harman



BECKER HOLDING S.A.



  /s/ Roland Becker
- -------------------------------------------
By:	Roland Becker




  /s/ Roland Becker
- --------------------------------------------
ROLAND BECKER








March 20, 1996
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